                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                          EL CHICO RESTAURANTS, INC.
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

- - --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- - --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

- - --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- - --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- - --------------------------------------------------------------------------------
     (5) Total fee paid:
         $125.00
- - --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

- - --------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

- - --------------------------------------------------------------------------------
     (3) Filing Party:

- - --------------------------------------------------------------------------------
     (4) Date Filed:

- - --------------------------------------------------------------------------------

                           EL CHICO RESTAURANTS, INC.
                                 12200 STEMMONS
                                   SUITE 100
                              DALLAS, TEXAS  75234


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 24, 1995



To the Shareholders
of El Chico Restaurants, Inc.:


         NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of El Chico Restaurants, Inc. (the "Company"), will be held at The Texas Commerce Bank Tower, 2200 Ross Avenue, 7th Floor, Dallas, Texas, on Wednesday, May 24, 1995, at 10:00 a.m., Dallas time, for the following purposes.

                 1. To elect seven directors of the Company to hold office until their respective successors shall have been duly elected and qualified.

                 2. To consider, approve and ratify the grant of stock options to each nonemployee director of the Company.

                 3. To transact such other business as may properly come before the meeting or any adjournments thereof.

         The Board of Directors has fixed the close of business on Thursday, April 13, 1995, as the record date for determination of shareholders entitled to notice of and to vote at the annual meeting.

         Whether or not you expect to attend the meeting in person, you are urged to mark, sign, and date the enclosed form of proxy and return the same promptly so that your shares of stock may be represented and voted at the meeting. You may revoke your proxy at any time before it is voted.


                                              BY ORDER OF THE BOARD OF DIRECTORS



                                              JOHN A. CUELLAR
                                              SECRETARY


DALLAS, TEXAS
APRIL 25, 1995

                           EL CHICO RESTAURANTS, INC.
                                 12200 STEMMONS
                                   SUITE 100
                              DALLAS, TEXAS  75234


                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 24, 1995


                    SOLICITATION AND REVOCABILITY OF PROXIES




         The accompanying proxy is solicited by the Board of Directors of El Chico Restaurants, Inc., a Texas corporation (the "Company"), to be voted at the meeting of the shareholders of the Company (the "Meeting") to be held Wednesday, May 24, 1995, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders (the "Notice"). WHEN PROXIES IN THE ACCOMPANYING FORM ARE PROPERLY EXECUTED AND RECEIVED, THE SHARES THEREBY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE DIRECTIONS NOTED THEREON; IF NO DIRECTION IS INDICATED, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND IN FAVOR OF PROPOSAL 2.

         Management does not intend to present any business at the Meeting for a vote other than the matters set forth in the Notice and has no information that others will do so. If other matters requiring a vote of the shareholders properly come before the Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with their judgment on such matters.

         Any shareholder giving a proxy may revoke that proxy at any time before it is voted. A proxy may be revoked by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a date subsequent to the proxy being revoked. Any shareholder may attend the Meeting and vote in person whether or not such shareholder has previously returned a properly executed proxy to the Company.

         In addition to the solicitation of proxies by use of the mail, officers and other employees of the Company may solicit the return of proxies. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward solicitation material to the beneficial owners of stock.

         The cost of preparing, printing, assembling and mailing the Notice, this Proxy Statement, the form of proxy enclosed herewith and any additional solicitation material, as well as the cost of forwarding solicitation material to the beneficial owners of stock, is to be borne by the Company. This Proxy Statement and the accompanying Notice are first being sent to the shareholders of the Company on or about April 25, 1995.

                               QUORUM AND VOTING

         The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock, $.10 par value, of the Company ("Common Stock") entitled to vote is necessary to constitute a quorum with respect to each matter to be considered at the Meeting. If a quorum is not present or represented at the Meeting, the shareholders entitled to vote thereat, present in person or represented by proxy, may adjourn the Meeting from time to time without notice or other announcement until a quorum is present or represented. Assuming the presence of a quorum, the vote of the holders of a plurality of the shares of Common Stock represented at the Meeting is necessary for the election of directors. And assuming the presence of a quorum, the affirmative vote of the holders of a majority of the shares of Common Stock represented and voting at the Meeting is required for the ratification of the grant of stock options to the nonemployee directors. An automated system administered by the Company's transfer agent tabulates the votes. Abstentions and broker non-votes are each included in the determination of the number of shares present for determining a quorum. Each is tabulated separately. Abstentions are counted in tabulations of the votes cast on proposals presented to shareholders, whereas broker non-votes are not counted as voting for purposes of determining whether a proposal has received the necessary number of votes for approval of the proposal.

         The record date for the determination of shareholders entitled to notice of and to vote at the Meeting was the close of business on April 13, 1995. At that date, there were 3,925,385 shares of Common Stock issued and outstanding. Each of such shares is entitled to one vote in each matter to be acted upon at the Meeting. The Company's Articles of Incorporation deny cumulative voting.


            PRINCIPAL SHAREHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT

         The following table sets forth as of April 13, 1995, unless otherwise indicated, (i) the stock ownership of the persons or entities known by management beneficially to own more than 5% of the Common Stock, (ii) the number of shares of Common Stock beneficially owned by each director and nominee, (iii) the number of shares owned by each of the persons named in the Summary Compensation Table, and (iv) the number of shares of Common Stock beneficially owned by all directors and executive officers of the Company as a group.

                                                          AMOUNT AND NATURE OF         PERCENT
           NAME                                         BENEFICIAL OWNERSHIP(1)        OF CLASS
- - ------------------------------                         -------------------------       --------
Lawrence E. White                                              34,592  (2)                   *
John A. Cuellar  (3)                                           61,791  (2)                   1.6%
Carmen C. Summers (3)                                          16,200  (2)                   *
Charles A. Cooper                                              26,909  (2)                   *
Susan R. Holland                                               22,877  (2)                   *
Grahame N. Clark, Jr.                                           2,000                        *
Jack D. Knox                                                   15,000  (2)                   *
Joseph V. Mariner, Jr.                                          5,096                        *
Joseph S. Thomson                                              26,500  (2)                   *
Fleming Capital Management, Inc.                              473,500  (4)                  12.1%
Dimensional Fund Advisors, Inc.                               229,400  (5)                   5.8%
Shawmut National Corporation                                  232,200  (6)                   5.9%
Roger H. Jenswold & Company, Inc.                             271,850  (7)                   6.9%
All directors and executive officers as
a group  (12 persons)                                         210,965  (2)                   5.2%

________________________
*        Less than one percent.

(1) Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Except as noted, the listed individuals have sole investment power and sole voting power as to all shares of stock of which they are identified as being the beneficial owners.

(2) Includes shares which may be acquired presently pursuant to the exercise of stock options as follows: Mr. White - 33,333 shares;
         Mr. Cuellar - 21,666 shares;  Ms. Summers - 2,000 shares;  Mr. Cooper
         - 19,166 shares; Ms. Holland - 19,166 shares; Mr. Knox - 10,000 shares; Mr. Thomson - 10,000 shares; and all directors and executive officers as a group - 115,331 shares. Also includes 5,000 shares awarded to Mr. Cuellar and 2,500 shares awarded to Ms. Holland under the earn-out provisions of the 1990 Long-Term Incentive Plan which are restricted and subject to the vesting and forfeiture provisions of such plan. Also includes 2,000 shares owned by Mr. Thomson's minor son, and with respect thereto, Mr. Thomson disclaims beneficial ownership.

(3) Carmen C. Summers and John A. Cuellar are first cousins. There is no other family relationship among any of the directors and any executive officers of the Company.

(4) The principal business address of Fleming Capital Management, Inc. ("Fleming"), is 1285 Avenue of the Americas, 16th Floor, New York, New York 10019. The shares consist of shares held as of December 31, 1994 by one or more Fleming affiliates in their capacities as investment managers or advisors with respect to one or more collective investment funds and/or separate investment accounts.

(5) The principal business address of Dimensional Fund Advisors, Inc. ("Dimensional"), is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401. Dimensional, a registered investment advisor, is deemed to have beneficial ownership of 229,400 shares of Common Stock as of December 31, 1994, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, for all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(6) The principal business address of Shawmut National Corporation is 777 Main Street, Hartford, CT 06115. The shares consist of shares held as of December 31, 1994 by the bank in a fiduciary capacity as trustee, and/or co-trustee, for the benefit of other persons who have the right to receive dividends and the proceeds from the sale of such shares.

(7) The principal business address of Roger H. Jenswold & Company, Inc. ("Jenswold"), is 5847 San Felipe, Suite 1212, Houston, TX 77057. Jenswold, a registered investment advisor, is deemed to have beneficial ownership of 271,850 shares of Common Stock as of December 31, 1994.

                             ELECTION OF DIRECTORS
                                  (PROPOSAL 1)


         The persons named in the enclosed form of proxy, unless such proxy specifies otherwise, intend to vote the shares represented by such proxy for the election of the nominees listed below to hold office until their respective successors shall have been duly elected and qualified.

         The Company's Bylaws fix the number of directors at seven, and seven directors will be elected. Proxies cannot be voted for a greater number of persons than the nominees named. Each of the nominees listed below is currently a director of the Company.

         Information regarding each nominee is set forth in the table and text below.


           NOMINEE                                 AGE                        POSITION WITH COMPANY
- - ------------------------------                     ---             ----------------------------------------
Joseph S. Thomson (1)                               65             Chairman of the Board

Wallace A. Jones (2)                                43             President, Chief Executive Officer and
                                                                   Director

John A. Cuellar                                     49             Senior Vice President, General
                                                                   Counsel,  Secretary and Director

Carmen C. Summers                                   53             Purchasing Manager and Director

Grahame N. Clark, Jr. (1)                           52             Director

Jack D. Knox (1)                                    57             Director

Joseph V. Mariner, Jr. (1)                          74             Director

___________________

(1) Member of the Executive Committee, Nominating Committee, Compensation and Benefits Committee, and the Audit Committee.

(2)      Member of the Executive Committee and Nominating Committee.


       If any of the nominees for director should become unavailable to stand for election as a director, the shares represented by the proxy will be voted for such person or persons as may be nominated by the Board of Directors. The Company has no reason to believe that any of the nominees will be unavailable to serve as a director.

       Directors are elected annually by the Company's shareholders and hold office until their successors are elected and qualified. Officers are elected annually by the Board of Directors and serve at the pleasure of the Board.

       Wallace A. Jones has been involved in the restaurant industry for over 20 years. From 1974 to October 1986 he held various positions at Casa Bonita, Inc., owner of the Taco Bueno chain of restaurants. From October 1986 to January 1989 he served as President and Chief Executive Officer of Prufrock Restaurants, Inc., owner of the Black-eyed Pea chain of restaurants. From March 1989 to October 1989, he served as Chief Operating Officer, and from October 1989 to May 1990, he served as President and Chief Executive Officer of Warburtons, Inc., a bakery cafe chain. From May 1990 to May 1991, he was self employed developing a new restaurant project. From May 1991 to November 1994, Mr. Jones was employed with Good Eats Restaurant Group, serving as President and Chief Operating Officer from July 1993 to November 1994 and Vice President from May 1991 to July 1993. Mr. Jones was elected President and Chief Executive Officer of the Company in November 1994.

       John A. Cuellar has served as a director and Vice President of the Company since July 1974. In December 1982, Mr. Cuellar also assumed the positions of General Counsel and Secretary of the Company. In February 1993, Mr. Cuellar was elected Senior Vice President. In September 1994, Mr. Cuellar was elected as interim Chairman of the Board, and served in that capacity until November 1994. Mr. Cuellar serves on the Board of Link Financial Services Corporation, which provides financial and planning services to profit and nonprofit corporations and other entities.

       Carmen C. Summers has served the Company in various capacities from December 1971 through November 1982 and from July 1986 to the present, most recently as Purchasing Manager. From November 1982 to July 1986, Ms. Summers was with Campbell Taggart, Inc. as a senior buyer. From October 1987 to August 1993, Ms. Summers served as Trustee to the Gilbert Cuellar Daughters' Trust. Ms. Summers has been a director of the Company since September 1988.

       Grahame N. Clark, Jr., has been employed by BancTec, Inc. (a computer systems manufacturer), since August 1980. Within that corporation he has been a director since September 1985, and Chairman and Chief Executive Officer since April 1987. Mr. Clark has been a director of the Company since February 1990.

       Jack D. Knox is presently Chairman of the Board and an 80% shareholder of Sixx Holdings, Inc., a NASDAQ-listed company which owns an Italian-themed restaurant concept and two restaurants. He also serves as General Partner of Six Flags Over Texas Fund, Ltd., which is the owner of a major amusement park complex in Arlington, Texas. Mr. Knox formerly served as Chairman and Chief Executive Officer of an AMEX-listed oil and gas company, Summit Energy, Inc. He has been a director of the Company since February 1991.

       Joseph V. Mariner, Jr., an engineer, has managed his personal investments since 1978, when he retired as Chief Executive Officer and a director of Hydrometals, Inc. (a conglomerate engaged in electronics, plumbing and non-powered hand tools). He presently serves as a director of Temtex Industries (a manufacturer of fabricated metal products and structural clay products), Peerless Manufacturing Company (a specialist in gas/liquid separation and pulsation dampening), and Dyson Kissner Moran Corporation (a major New York investment firm). Mr. Mariner is also a director of three privately held corporations. Mr. Mariner has completed terms as a director for First Republic Bank (now NationsBank of Texas, N.A.) and Varo, Inc. (a major defense electronics manufacturer). Mr. Mariner has been a director of the Company since December 1988.

       Joseph S. Thomson was elected as Chairman of the Board of the Company in November 1994. Mr. Thomson has been a franchisee of the Company since 1969 and currently owns and operates seven franchised El Chico restaurants located in Conway, Arkansas; Fort Smith, Arkansas; Fayetteville, Arkansas; Marshall, Texas; Meridian, Mississippi; and two locations in Jackson, Mississippi. Mr. Thomson has been involved in the operation of three other franchised restaurant concepts since June 1993 and in residential and commercial real estate development since the late 1950s and has owned and operated the Century 21/Page One Real Estate Company in Texarkana, Texas since 1976. He has been a director of the Company since September 1987.


       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE INDIVIDUALS NOMINATED FOR ELECTION AS A DIRECTOR.



MEETING ATTENDANCE AND COMMITTEES OF THE BOARD

       The Company has standing Executive, Audit, Compensation and Benefits, and Nominating Committees of the Board. All members of these Committees are noted in the above table. Except as restricted by applicable law, the Executive Committee has all the powers of the Board of Directors between meetings of the Board.

       The Audit Committee of the Board reviews the scope of the independent auditors' examinations and receives and reviews their reports. In addition, any transaction between the Company and officers or directors and their affiliates, or any related party, must be approved in advance by the Audit Committee as being in the best interest of the Company and on terms no less favorable than the Company could receive from third parties. Lawrence E. White, Chief Financial Officer of the Company, is an ex-officio member of the Audit Committee.

       The Compensation and Benefits Committee is responsible for reviewing the compensation of the officers of the Company. In addition, the Compensation and Benefits Committee administers the Company's 1983 Stock Option Plan, the Stock Option Plan for Nonemployee Directors, the 1986 Employee Stock Bonus Plan, the 1990 Long-Term Incentive Plan, and the 1992 Stock Option Plan. See "Election of Directors -- Director Compensation" below.

       During Fiscal 1994 the Board of Directors met on 11 occasions; the Audit Committee met on two occasions; the Compensation and Benefits Committee met on two occasions; the Executive Committee met on two occasions; and the Nominating Committee did not meet. All directors attended at least seventy-five percent of all meetings of the Board and all committees of which they are members either in person or by telephone as permitted under the Texas Business Corporation Act.

       During 1994, the Company established a Search Committee, which was dissolved in November 1994. The Search Committee was comprised of the nonemployee directors and Carmen C. Summers. The Search Committee was charged with the obligation of interviewing and selecting for recommendation to the Board of Directors the President and Chief Executive Officer of the Company and negotiating the terms of his employment.

DIRECTOR COMPENSATION

       The Company compensated the nonemployee director members of the Search Committee for performance of their duties during 1994 in selecting the President and Chief Executive Officer as follows: Joseph V. Mariner, Jr., - $13,188; Jack D. Knox - $9,000; Grahame N. Clark, Jr., - $5,284 and Joseph
S.  Thomson  -  $794.

       Effective April 1, 1995, those directors who are not employees (other than the Chairman of the Board) of the Company receive an annual retainer of $20,000 payable quarterly, and $500 for each Committee and Board meeting attended, plus reimbursement of travel and other incidental expenses incurred in connection with attendance at such meetings. The Chairman of the Board receives an annual retainer of $30,000 and the same meeting fee as the other directors. Upon depletion of the annual retainer, directors are entitled to compensation based upon a $1,250 per diem for any consulting or other time spent on behalf of the Company. In addition, the Nonemployee Director Stock Bonus Plan provides for a grant of 500 shares to each nonemployee director on February 1 of each year. As of April 17, 1995, Grahame N. Clark, Jr., Jack D. Knox, Joseph V. Mariner, Jr., and Joseph S. Thomson have been granted 2,000 shares each pursuant to this plan.

       Pursuant to the Company's Stock Option Plan for Nonemployee Directors, which was approved by the shareholders on October 12, 1988 (but effective as of December 8, 1987), those directors who are not employees or officers of the Company are issued 10-year options, upon their election to the board, to purchase 10,000 shares of Common Stock at the fair market value thereof on the date of the grant. An aggregate of 100,000 shares was authorized for issuance under the plan, and 50,000 shares remain available for grant. Grahame N. Clark, Jr., Jack D. Knox, Joseph V. Mariner, Jr., and Joseph S. Thomson have been granted options under the plan. Mr. Clark and Mr. Mariner exercised all of their options in March 1993. The options are subject to certain service, vesting and forfeiture provisions.

       Each director who is not an employee of the Company was granted an option to purchase 15,000 shares of Common Stock on September 15, 1994, at the fair market value thereof on the date of the grant. Such grant is subject to ratification by the shareholders at the Meeting. See "Ratification of Nonemployee Director Options (Proposal 2)."

                       COMPENSATION TO EXECUTIVE OFFICERS

       The following table sets forth for the years presented, the compensation of the Company's previous and current Chief Executive Officer and the Company's five other most highly compensated Executive Officers serving during 1994.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG TERM COMPENSATION
                                                                          ---------------------------------------
                            ANNUAL COMPENSATION                                    AWARDS             PAYOUTS
- - -----------------------------------------------------------------------------------------------------------------
                                                                                                                   All
                                                                                                                  Other
                                                                  Other     Restricted                            Compen
                                                                 Annual        Stock     Securities      LTIP     sation
  Name and Principal             Calendar  Salary    Bonus     Compensation    Awards     Underlying     Payouts    (1)
  Position                         Year     ($)       ($)           ($)         ($)        Options        ($)       ($)
- - -------------------------------------------------------------------------------------------------------------------------
  Wallace A. Jones (2)             1994     20,192       --        582 (3)      --        250,000          --       --
  President, Chief Executive
  Officer and Director

  J. Michael Jenkins (4)           1994    170,192       --      4,902 (3)      --             --          --   19,785 (5)
  Former Chairman of the Board     1993    250,000  125,000      7,200 (3)      --             --          --       --
  and Chief Executive Officer      1992    209,615   37,403      6,037 (3)      --        500,000          --   66,632 (6)

  Lawrence E. White                1994    160,000   60,536 (7)     --          --             --          --      420
  Executive Vice President and     1993    160,000   40,000         --          --             --          --   57,473 (8)
  Chief Financial Officer          1992    105,846   11,969         --          --         50,000          --   16,157 (8)

  John A. Cuellar                  1994    108,280   29,263 (7)     --          --             --          --      382
  Senior Vice President,           1993    108,280   27,070         --          --             --          --      325
  General Counsel, Secretary       1992    108,872    8,100         --      18,000 (9)     75,000          --      653
  and Director

  Leslie J. Christon (10)          1994    147,433       --         --          --             --          --       --
  Vice President of                1993    129,808   45,433         --          --             --          --      400
  Operations                       1992    121,572   13,091         --          --         25,000      29,891 (11) 608

  Charles A. Cooper                1994    150,000   56,752 (7)     --          --             --          --      420
  Vice President of                1993    150,000   52,500         --          --             --          --       --
  Development                      1992    139,448   15,709         --          --         50,000          --       --

  Susan R. Holland                 1994     96,200   26,366 (7)     --          --             --          --      334
  Treasurer and                    1993     90,950   22,738         --          --             --          --      272
  Controller                       1992     86,916    6,710         --       9,000 (12)    50,000          --      487

___________________

(1) Represents employer matching contributions under the Profit Sharing Plan, except as otherwise noted.

(2) Mr. Jones was appointed Chief Executive Officer of the Company on November 11, 1994, with his first day of employment being November 28, 1994. Mr. Jones' employment agreement provides for a 3-year term, an annual base compensation of $250,000, an annual auto allowance of $7,200, plus an annual bonus set as a percentage of the Company's earnings improvement from the prior year, which bonus shall have a target payout of 55% of base salary for achieving certain financial results, and a maximum of 82.5% for surpassing those results. See "-Report of the Compensation and Benefits Committee."

(3) Annual auto allowance. The amount shown for Mr. Jones represents the prorata portion of such allowance.

(4)   Mr. Jenkins resigned August 26, 1994.

(5)   Represents consulting fees paid after termination of employment.

(6)   Amount paid on behalf of Mr. Jenkins for relocation expenses.

(7) Includes stock awards in the following amounts: White -- 259 shares with a value of $2,266, Cuellar -- 125 shares with a value of $1,094, Cooper -- 243 shares with a value of $2,126, Holland -- 111 shares with a value of $971.

(8) Amount paid on behalf of Mr. White for relocation expenses. Amount for 1993 includes $426 of employer matching contribution under the Profit Sharing Plan.

(9) As of December 31, 1994, Mr. Cuellar owned an aggregate of 5,000 stock awards subject to vesting provisions. Stock awards for 1,000 shares and 4,000 shares were made in 1991 and 1992, respectively and will vest in 1996 and 1997, respectively. The Summary Compensation Table reflects the value of the 1992 awards as of the award date. The market value of these 5,000 stock awards as of December 31, 1994 was $68,359 of which $43,750 related to the stock awards and $24,609 related to an estimate of federal income taxes to be paid on behalf of Mr. Cuellar upon vesting.

(10)  Ms. Christon resigned November 30, 1994.

(11) Includes 2,500 stock awards vested with a value of $29,891 of which $20,625 related to the stock awards and $9,266 related to federal income taxes paid on behalf of Ms. Christon.

(12) As of December 31, 1994, Ms. Holland owned an aggregate of 2,500 stock awards subject to vesting provisions. Stock awards for 500 shares and 2,000 shares were made in 1991 and 1992, respectively and will vest in 1996 and 1997, respectively. The Summary Compensation Table reflects the value of the 1992 awards as of the award date. The market value of these 2,500 stock awards as of December 31, 1994 was $34,180 of which $21,875 related to the stock awards and $12,305 related to an estimate of federal income taxes to be paid on behalf of Ms. Holland upon vesting.





                                                  OPTION GRANTS IN 1994

                                                                                        Potential Realizable Value
                                                                                         at Assumed Annual Rates
                                                                                       of Stock Price Appreciation
                                    Individual Grants                                      for Option Term  (1)
     -----------------------------------------------------------------------------     ----------------------------
                             Number of        % of Total
                            Securities     Options Granted   Exercise
                            Underlying       to Employees      Price    Expiration
      Name                Options Granted      in 1994        ($/Sh)       Date          5% ($)         10% ($)
      ------------------  ---------------    -----------    ----------  ----------       ------         -------
                                (#)
                                ---
      Wallace A. Jones         250,000 (2)       96%           12.12      9/15/04       1,906,000      4,831,000

___________________

(1)   The numbers shown reflect the values accumulated over a 10-year period.

(2) The exercise price for each option is the fair market value of the Common Stock on the date of grant. The options are exercisable, cumulatively, 20% per anniversary date of grant. In addition, the options become exercisable in full upon a change in control of the Company, whether by reorganization, consolidation, merger or otherwise, or upon a sale, lease, exchange or other disposition of all or substantially all of the assets of the Company.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR-END OPTION VALUES

                                                            Number of              Value of Unexercised
                                                      Securities Underlying             in-the-Money
                                                       Unexercised Options              Options at
                        Shares                        December 31, 1994 (#)      December 31, 1994 ($) (1)
                       Acquired         Value
                    On Exercise (#)  Realized ($)   Exercisable/Unexercisable    Exercisable/Unexercisable
                    ---------------  ------------   -------------------------    -------------------------
Wallace A. Jones            --             --              0/250,000 (2)                    0/0

J. Michael Jenkins          --             --              166,666/0 (3)                    0/0

Lawrence E. White           --             --          33,332/16,668 (4)                    0/0

John A. Cuellar             --             --           5,000/45,000 (3)                    0/0
                                                        16,666/8,334 (4)                    0/0

Leslie J. Christon      16,666        $40,325  (5)               0/0                        0/0

Charles A. Cooper           --             --           2,500/22,500 (3)                    0/0
                                                        16,666/8,334 (4)                    0/0

Susan R. Holland            --             --           2,500/22,500 (3)                    0/0
                                                        16,666/8,334 (4)                    0/0
- - -------------------

(1)     Stock price closed at $8.75 on December 31, 1994
(2)     Exercise price is $12.12
(3)     Exercise price is $9.63
(4)     Exercise price is $9.56
(5) Option exercise of 16,666 shares at exercise price of $9.56 per share at the time the Common Stock closed at $12.00 per share.

        There were no Option/SAR repricings, nor long-term incentive plan awards during 1994. Accordingly, disclosure tables are not presented.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        No member of the Compensation and Benefits Committee is or has been an officer or employee of the Company or any of its subsidiaries or had any relationship requiring disclosure pursuant to Item 404 of Regulation S-K. In 1994, no executive officer of the Company served on the Compensation and Benefits Committee, or similar committee, or as a director of another entity, one of whose executive officers served on the Compensation and Benefits Committee or on the Company's Board of Directors.


SECTION 16(A) COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representation from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, from January 1, 1994 to December 31, 1994, all filing requirements applicable to its officers, directors, and greater than 10-percent beneficial owners were timely met, except that Joseph S. Thomson filed one Form 4 late with respect to one transaction and Charles A. Cooper filed one Form 4 late with respect to one transaction.

               REPORT OF THE COMPENSATION AND BENEFITS COMMITTEE


        The Compensation and Benefits Committee of the Board of Directors, comprised of the four undersigned outside directors of the Company, has responsibility for determining compensation plans for all officers of the Company. During 1994, the Committee met twice to consider compensation of the new Chief Executive Officer and base salary changes for certain executive officers.

        The Committee has determined, based on review of recommendations by an outside consulting firm, that the Company's executive compensation plan should have three principal components:

      o Competitive base salaries. In order to attract and retain high-quality management the Company should offer appropriate salaries commensurate with their skills and experience. The Committee considers recommendations by the Chief Executive Officer in determining other executive base salaries, as well as information on industry practice as provided by the outside consulting firm.

      o A short-term bonus plan. To encourage and reward near-term improvements in the Company's performance, the Committee determined to offer an annual bonus plan based on pre-tax earnings improvements from the prior year. The plan considers Company budget objectives and pays participating executives a percentage of their base salary up to targets determined by a review of industry practice. Bonuses for profit improvements up to a target level are paid in cash, and profit improvements above the target level are paid half in cash and half in stock.

      o A long-term incentive plan. The Committee determined to establish a long-term incentive plan to accomplish the following objectives:

              -         reward sustained performance;
              -         balance short-term and long-term focus;
              -         attract and retain qualified management;
              -         build executive equity ownership;
              -         align executive and shareholder interests;
              -         minimize adverse financial statement impact of awards;
              - consider awards forfeited by participants of the terminated 1990 Long-Term Incentive Plan.

              To these ends, the Committee determined that stock option awards are most effective in accomplishing the desired objectives. Awards were made in 1992, certain of which were subject to shareholder approval of the 1992 Stock Option Plan, which was approved at the Annual Meeting of Shareholders in April 1993. A further award was made in 1994 as part of the initial compensation package of the new Chief Executive Officer, Mr. Wallace A. Jones.

        The Company has not made significant use of supplemental executive benefits and perquisites such as supplemental retirement benefits, executive physical exams, or financial planning services, as is done in many companies in its industry. Instead, compensation has emphasized the above described plans.

        In 1994, the former Chief Executive Officer resigned to pursue another opportunity in the restaurant industry. Prior to his resignation, his annual base salary of $250,000 was negotiated as part of his employment agreement entered into upon his joining the Company in 1992, and no performance-related or other changes had been made. The Compensation and Benefits Committee reviewed and recommended the compensation package for the new Chief Executive Officer, Mr. Jones. This review considered a compensation study done by an outside consultant in 1992 for the purpose of evaluating the Company's executive compensation packages, compensation paid to the prior Chief Executive Officer, advice and data provided by the executive search firm retained by the Company to find the new Chief Executive Officer, and actual negotiations with Mr. Jones. Based on this review, the Committee recommended to the Board a compensation package consisting of a $250,000 base salary, a $7,200 car allowance, options to acquire 250,000 shares of the Company's Common Stock at the market price on the day of the grant, and participation beginning in 1995 in the Company's executive short- term bonus plan with a target payout of 55% of base salary and a maximum payout of 82.5% of base salary based on achievement of pre-determined improvements in pre-tax profits. The Committee's recommendation was approved by the Board.

        The Committee also recommended, and the Board approved, 5% base salary increases for two executive officers named in the compensation tables, Lawrence
E. White and John A. Cuellar, effective in 1995. These increases were for performance by these officers in interim assignments during the transition period following the resignation of the former Chief Executive Officer. Mr. White served in the interim position of Chief Operating Officer, and Mr. Cuellar served in the interim position of Chairman of the Board.

        Executive short-term bonus awards for 1994 were made on the basis of a pre-determined formula which paid bonuses ratably as pre-tax profits improved over a base of $4.5 million (3.7% above 1993 actual pre-tax profit). The ratable payout formula had a target of a pre-tax profit improvement based on the Company's 1993 operating budget as approved by the Board of Directors. The target payout was achieved at a pre-tax profit improvement of approximately 22% over the base, which was surpassed by the Company's actual pre-tax profit improvement over the target base of approximately 24%. Because the target profit improvement was surpassed, bonuses of 27-38% of base salary were earned by the named executive officers and paid in cash and stock. The Chief Executive Officer, hired late in 1994 was not eligible for the 1994 bonus, and his predecessor and another executive officer resigned during the year making them also ineligible for the bonus.

        An initial stock option grant of 250,000 shares was made to the new Chief Executive Officer. No other stock option grants were made nor existing options repriced in 1994 to named executive officers, and none of the present named executive officers exercised any stock options in 1994. A former named executive officer, who resigned during 1994, exercised 16,666 vested options at the time of her resignation, and the former Chief Executive Officer, who also resigned, forfeited a portion of his options, leaving 166,666 vested and exercisable until February 2002.

        Recently enacted federal income tax legislation has limited the deductibility, effective January 1, 1994, of certain compensation paid to the CEO and the four other most highly compensated executives. The U.S. Treasury Department has issued proposed interpretive regulations, which are currently under review within the Company with the intent of minimizing or eliminating their effect.

        The accompanying graph of total return performance for the Company's Common Stock compared with the NASDAQ broad market index of U.S. companies, and the peer group index of NASDAQ restaurant companies is an integral part of this report. The peer group index is determined and constructed independently by the Center for Research in Security Prices of the University of Chicago.


                              Members of the Compensation and Benefits Committee

                              Grahame N. Clark, Jr., Chairman
                              Jack D. Knox
                              Joseph V. Mariner, Jr.
                              Joseph S. Thomson


                COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURNS
                             PERFORMANCE GRAPH FOR
                           EL CHICO RESTAURANTS, INC.

          Prepared by the Center for Research in Security Prices
          Produced on 02/28/95 including data to 12/30/94

                                   [GRAPH]

                                   El Chico                       Eating and
      Measurement Period         Restaurants,                      drinking
    (Fiscal Year Covered)            Inc.           NASDAQ          places
12/29/89                                   100             100             100
12/31/90                                  74.1            84.9            81.6
12/31/91                                 111.1           136.3           135.9
12/31/92                                 377.8           158.6           189.9
12/31/93                                 466.7           180.9           192.5
12/30/94                                 259.3           176.9           139.1

NOTES:

     A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
     B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
     C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
     D. The index level for all series was set to $100.00 on 12/29/89.

                RATIFICATION OF THE NONEMPLOYEE DIRECTOR OPTIONS
                                  (PROPOSAL 2)


        On September 15, 1994, the Board of Directors approved a one-time grant of nonqualified stock options to purchase an aggregate of 60,000 shares of Common Stock to the four nonemployee directors of the Company (the "Nonemployee Director Options"). As a result, Joseph S. Thomson, Grahame N. Clark, Jr., Jack D. Knox and Joseph V. Mariner, Jr. were each granted an option to purchase 15,000 shares of Common Stock at an exercise price of $11.00 per share. The Nonemployee Director Options were granted subject to the approval of the Common Stock shareholders at the Meeting. The purpose of the Nonemployee Director Options is to offer each of the nonemployee directors of the Company an added incentive to continue in service as a director of the Company. However, unless the Nonemployee Director Options are ratified by the shareholders at the Meeting, they shall terminate and become null and void. No executive officers of the Company were granted or are eligible to receive the Nonemployee Director Options.

        Each of the Nonemployee Director Options is evidenced by an individual option agreement with the optionee, each agreement having substantially identical provisions. The form of such option agreement is included herein as EXHIBIT A, but the material features of the Nonemployee Director Options are discussed below.

VALUE OF THE NONEMPLOYEE DIRECTOR OPTIONS

        As of March 31, 1995, the aggregate value of the 60,000 shares of Common Stock reserved for issuance upon the exercise of the Nonemployee Director Options was $480,000, based on the closing sales price of the Common Stock on the NASDAQ National Market System on such date of $8.00 per share, as reported by The Wall Street Journal. Based on the difference between the closing sales price per share of Common Stock on March 31, 1995 and the exercise price per share for such options, the grant to each such nonemployee director has no current value. The grants will not have value until the market price of the Common Stock increases 37 1/2% from the March 31, 1995 closing price.

TERMS AND CONDITIONS OF THE OPTIONS

        The Nonemployee Director Options become exercisable, in whole or in part, cumulatively, with respect to 33 1/3% of the shares subject to such options on September 15, 1995, 1996 and 1997, respectively. Consequently, the Nonemployee Director Options are fully exercisable after September 15, 1997. The exercise price of such options is $11.00 per share, which was the closing price for the Common Stock on the NASDAQ National Market System on the date of grant of the Nonemployee Director Options. The exercise price of the Nonemployee Director Options may be paid in cash, by certified or cashier's check, by money order, by delivery to the Company of certificates representing shares of Stock owned for more than six (6) months by the nonemployee director, the fair market value of which equals the purchase price of the Stock purchase pursuant to the Option or, if approved by the Board of Directors, by personal check.

        The Nonemployee Director Options are not assignable or transferable otherwise than by will or the laws of descent or distribution and during the optionees' lifetime are exercisable only by the optionee. The Nonemployee Director Options shall terminate on the earlier of (i) 30 days after the optionee ceases to be a nonemployee director of the Company (other than by reason of death), (ii) one year after the optionee's death, or (iii) on September 15, 2004.

        To prevent dilution of the optionees' rights, the Nonemployee Director Options provide for the adjustment of the number of shares subject to the Nonemployee Director Options and the exercise price thereof upon the occurrence of certain events, such as a subdivision or consolidation of shares or a stock dividend. In addition, the Company may terminate the Nonemployee Director Options upon the occurrence of several significant corporate events, including but not limited to the dissolution or liquidation of the Company and the sale, lease, or exchange of all or substantially all of the Company's assets or business.

        The shares of Common Stock issuable pursuant to the exercise of the Nonemployee Director Options have not been registered with the SEC; however, the Company anticipates registering such shares under the Securities Act of 1933, as amended, assuming the shareholders ratify the grant of such options at the Meeting. After the effective date of such registration (and assuming no reoffer prospectus is filed), shares purchased pursuant to the exercise of such options may be sold in the open market, subject to compliance with the provisions of Rule 144, other than the holding period requirement.

        The discussion above is a summary only and is qualified in its entirety by the full terms and provisions of each option agreement, the form of which is attached hereto as EXHIBIT A.


CERTAIN FEDERAL INCOME TAX CONSEQUENCES

        The grant of the Nonemployee Director Options will not be taxable to the optionees. Generally, upon the exercise of the Nonemployee Director Options, the exercising optionee will recognize ordinary income at the time of exercise equal to the excess of the then fair market value of the shares of Common Stock received over the exercise price. The taxable income recognized upon exercise of the Nonemployee Director Options will be treated as compensation income subject to withholding and the Company shall be entitled to a tax deduction equal to the ordinary income the exercising optionee recognizes as compensation expense. When shares of Common Stock received upon the exercise of the Nonemployee Director Options subsequently are disposed of in a taxable transaction, the optionees generally will recognize capital gain (or loss) in the amount by which the amount realized exceeds (or is less than) the fair market value of the Common Stock on the date the Nonemployee Director Options were exercised; such capital gain or loss will be long-term or short-term depending upon the optionees' holding period following the exercise of the Nonemployee Director Options.


APPROVAL

        Ratification by the shareholders of the Company of the grant of the Nonemployee Director Options is required pursuant to the terms of the grant of such options. In addition, shareholder approval is required by Rule 16b-3 promulgated by the SEC under the Exchange Act. Assuming the presence of a quorum, the proposal to ratify the Nonemployee Director Options requires the approval of the holders of a majority of the shares of Common Stock represented and voting at the Meeting in person or by proxy. Proxies will be voted for or against such proposal in accordance with the specifications marked thereon, and, if no specificiation is made, will be voted in favor of such proposal.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE NONEMPLOYEE DIRECTOR OPTIONS.

                              CERTAIN TRANSACTIONS



        During Fiscal Year 1985, the Company leased property from Frank Cuellar and Sons, Inc. ("FC&S") for use as a Company restaurant, which opened in May 1987. The lease expires in May 1998, provides for one renewal of five years and requires monthly rental payments of $4,500 (the base rent) plus 5% of monthly gross sales exceeding $90,000. During Fiscal 1994, the Company made payments to FC&S of approximately $72,692 under the lease. John A. Cuellar, an officer and a director of the Company, owns 45.6% of FC&S. The foregoing transactions were approved by the disinterested directors after the Audit Committee found them to be in the best interests of the Company and on terms no less favorable than could have been obtained from independent parties.

         Carmen C. Summers, a director of the Company, has been employed by the Company in various management capacities since July 1986. During Fiscal 1994, the Company paid Ms. Summers approximately $72,620 as compensation. Management of the Company advises the Compensation and Benefits Committee of the Board of Directors as to Ms. Summers' compensation.

        Joseph S. Thomson, Chairman of the Board of the Company, owns 100% of the stock of two corporations that own and operate seven franchised El Chico restaurants located in Conway, Arkansas; Fort Smith, Arkansas; Fayetteville, Arkansas; Marshall, Texas; Meridian, Mississippi; and two locations in Jackson, Mississippi. Each of these franchises was initially granted before Mr. Thomson was elected a director, and all seven franchises were granted on the same terms as franchises granted to other independent parties. Effective January 1, 1993, each franchise agreement was renewed and extended using the Company's new form of franchise agreement, as amended. The foregoing transactions were approved by the disinterested directors after the Audit Committee found them to be in the best interests of the Company and on terms no less favorable then could have been obtained from independent parties. During Fiscal 1994, total royalty and marketing fees paid to the Company under the franchise agreements entered into with Mr. Thomson were approximately $525,026.



                           PROPOSALS OF SHAREHOLDERS

        Shareholders of the Company who intend to present a proposal for action at the 1996 annual meeting of shareholders of the Company must notify the Company's management of such intention by notice received at the Company's principal executive offices not less than 120 days in advance of April 25, 1996 for such proposal to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting.



                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

        The Company's Independent Public Accountants for the year ended December 31, 1994, were the firm of KPMG Peat Marwick LLP. It is expected that one or more representatives of such firm will attend the Meeting, will be given the opportunity, if they so desire, to make statements and will be available to respond to appropriate questions. The Board of Directors, on recommendation of the Audit Committee, has selected the firm of KPMG Peat Marwick LLP as the Company's Independent Accountants for the year ending December 31, 1995.

                                 ANNUAL REPORT


        The 1994 Annual Report is being mailed to shareholders with this Proxy Statement. The Annual Report is not to be regarded as proxy soliciting material.




                                   BY ORDER OF THE BOARD OF DIRECTORS



                                   JOSEPH S. THOMSON
                                   Chairman of the Board



April 25, 1995
Dallas, Texas





        IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. SHAREHOLDERS, WHO DO NOT EXPECT TO ATTEND THE MEETING AND WISH THEIR STOCK TO BE VOTED, ARE URGED TO DATE, SIGN, AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                   EXHIBIT A

                      NONQUALIFIED STOCK OPTION AGREEMENT


        A Nonqualified Stock Option (the "Option") for a total of 15,000 shares (the "Shares") of Common Stock, par value $0.10 per share, of El Chico Restaurants, Inc. (the "Company"), is hereby granted to


(the "Optionee") pursuant to the terms of this Option Agreement (the "Option Agreement").

        SECTION 1. EXERCISE PRICE. The exercise price is $11.00 for each share, being the closing price for the Common Stock on the NASDAQ National Market System on September 15, 1994 (the "Date of Grant").

        SECTION 2. EXERCISE OF THE OPTION. This Option shall not be exercisable prior to the six-month anniversary of the Date of Grant of this Option. After such anniversary, this Option may be exercised at any time and from time to time during the term of this Option, in whole or in part, cumulatively, as follows:

         September 15, 1995        5,000 shares
         September 15, 1996        5,000 shares
         September 15, 1997        5,000 shares

         (a)       PARTIES WHO MAY EXERCISE.  Options may be exercised:

                            (i) during the Optionee's lifetime, solely by the Optionee; or

                           (ii) after the Optionee's death, by the personal representative of the Optionee's estate or the person or persons entitled thereto under his/her will or under the laws of descent and distribution.

         (b)       METHOD OF EXERCISE.  Options shall be deemed exercised when:

                            (i) the Company has received written notice of such exercise delivered to the Company in accordance with the notice provisions herein;

                           (ii) full payment of the aggregate exercise price of the Shares as to which the Option is exercised has been tendered to the Company; and

                          (iii) arrangements that are satisfactory to the Board of Directors (the "Board") in its sole discretion have been made for the Optionee's payment to the Company of the amount, if any, that the Company determines to be necessary for the Company to withhold in accordance with applicable federal or state income tax withholding requirements.

         (c) PAYMENT. The exercise price of any Shares purchased shall be paid solely in cash, by certified or cashier's check, by money order, by delivery to the Company of certificates representing the number of shares of Stock owned for more than six (6) months by the Nonemployee Director, the fair market value of which equals the purchase price of the Stock purchase pursuant to the Option or, if approved by the Board, by personal check.

         (d)       RESTRICTIONS ON EXERCISE.

                            (i) This Option may not be exercised if the issuance of the shares upon such exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation. As a condition to the exercise of this Option, the Company may require the person exercising this Option to make any agreements and undertakings that may be required by any applicable law or regulation.

                           (ii) Shares issued upon the exercise of this Option without registration of such shares under the Securities Act of 1933, as amended (the "Act"), shall be restricted securities subject to the terms of Rule 144 under the Act. The certificates representing any such shares shall bear an appropriate legend restricting transfer and the transfer agent of the Company shall be given stop transfer instructions with respect to such shares.

         (e) SURRENDER OF OPTION. Upon exercise of this Option in part, if requested by the Company, the Optionee shall deliver this Option Agreement and any other written agreements executed by the Company and the Optionee with respect to this Option to the Company which shall endorse or cause to be endorsed thereon a notation of such exercise and return all agreements to the Optionee.

        SECTION 3. TERM OF OPTION. Subject to SECTION 4 hereof, this Option may not be exercised after the expiration of ten (10) years from the Date of Grant of this Option and is subject to earlier termination upon the earlier to occur of thirty (30) days after the termination of the Optionee's position as a director of the company or one year after the death of the Optionee.

        SECTION 4.             REORGANIZATION OR LIQUIDATION.

         (a) EFFECT OF MERGER, CONSOLIDATION, ETC. Upon the occurrence of any of the following events, but provided the notice required by SECTION 4(B) shall have first been given, this Option shall automatically terminate and be of no further force and effect whatever, without the necessity for any additional notice or other action by the Board or the Company: (i) the merger or consolidation of the Company with or into another corporation (other than a merger or consolidation with or into another corporation in which the Company is the surviving corporation and which does not result in any reclassification or change in outstanding stock issuable upon execution of this Option) or the acquisition of its assets or stock pursuant to a reorganization, unless the surviving or acquiring corporation, as the case may be, shall assume or continue this Option or substitute new options covering shares of the successor corporation, with appropriate adjustment as to number and kind of shares and prices therefor; (ii) the dissolution or liquidation of the Company; or (iii) the sale, lease or exchange of all or substantially all of the Company's assets and business.

         (b) NOTICE OF SUCH OCCURRENCES. At least 30 days' prior written notice of any event described in SECTION 4(A) shall be given by the Company to Optionee. Optionee may then exercise this Option at any time before the occurrence of the event requiring the giving of notice, regardless of whether all conditions of exercise relating to vesting periods or length of service as a director have been satisfied. Such notice shall be deemed to have been given when delivered personally to Optionee or when mailed to Optionee by registered or certified mail, postage prepaid, at such Optionee's last address known to the Company.

        SECTION 5.             ADJUSTMENTS.

         (a) ADJUSTMENT BY STOCK SPLIT, STOCK DIVIDEND, ETC. If the Company shall at any time increase or decrease the number of its outstanding shares of Common Stock, or change in any way the rights and privileges of such shares, by means of the payment of a stock dividend or the making of any other distribution upon such shares payable in Common Stock, or through a stock split or subdivision of shares, or a consolidation or combination of shares, or through a reclassification or recapitalization involving the Common Stock, then the number of shares of Common Stock then included in this Option shall be increased, decreased or changed in like manner as if the shares of Common Stock referred to had been issued and outstanding, fully paid and nonassessable at the time of such occurrence.

         (b) DIVIDEND PAYABLE IN STOCK OF ANOTHER CORPORATION, ETC. If the Company shall at any time pay or make any dividend or other distribution upon the Common Stock payable in securities or other property (except money or Common Stock), a proportionate part of such securities or other property shall be set aside and delivered to Optionees.

         (c) OTHER CHANGE IN STOCK. If there shall be any change not otherwise or fully covered under this Option, in the number or kind of outstanding shares of Common Stock or of any stock or other securities into which the Common Stock shall be changed or for which it shall have been changed, then and if the Board shall in its discretion determine that such change equitably requires adjustments in the number or kind of shares subject to this Option, such adjustments shall be made by the Board and shall be effective for all purposes of this Option.

         (d)       APPORTIONMENT OF PRICE.  Upon any occurrence described in
SECTION 5(A), (B) or (C), the total Option price shall remain unchanged but shall be apportioned ratably over the increased or decreased number or changed kinds of securities or other property subject to this Option.

         (e) FRACTIONAL SHARES; GENERAL. No adjustment or substitution provided for in this SECTION 5 shall require the Company to sell a fractional share under this Option and the total substitution or adjustment with respect to this Option shall be limited by deleting any fractional share. In the case of any such substitution or adjustment, the exercise price per share in this Option shall be equitably adjusted by the Board to reflect the greater or lesser number of shares of Common Stock or other securities in to which the Common Stock subject to this Option may have been changed.

        SECTION 6. ASSIGNABILITY OF OPTION. This Option may not be transferred or assigned by the Optionee otherwise than by will or the laws of descent and distribution.

        SECTION 7. PURCHASE FOR INVESTMENT. As a condition of any issuance of a stock certificate for shares, the Board may obtain such agreements or undertakings, if any, as it may deem necessary or advisable to assure compliance with any provision of this Option Agreement or any law or regulation, including, but not limited to, the following:

                   (a) a representation and warranty by the Optionee to the Company, at the time his/her Option is exercised, that he/she is acquiring the shares to be issued to him/her for investment and not with a view to, or for sale in connection with the distribution of any such Shares; and

                   (b) a representation, warranty or agreement to be bound by any legends that are, in the opinion of the Board, necessary or appropriate to comply with the provisions of any securities law deemed by the Board to be applicable to the issuance of the Shares and are endorsed upon the certificates representing the Shares.

        SECTION 8. SHAREHOLDER APPROVAL. This Option is subject to approval by a majority of the shareholders of the Company represented and voting at the next meeting of shareholders. Absent such approval, this Option shall become null and void.

        SECTION 9. GOVERNMENT REGULATIONS. The granting and exercise of this Option and the obligation of the Company to sell and deliver shares under such Option, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

        SECTION 10. LAW GOVERNING. THIS OPTION IS INTENDED TO BE PERFORMED IN THE STATE OF TEXAS AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SUCH STATE.

        SECTION 11.            NOTICES.  Except as otherwise set forth in
SECTION 4(B), all notices and other communications that are required to be or may be given under this Option Agreement shall be in writing and shall be deemed to have been duly given when delivered in person, transmitted by confirmed telecopy, upon receipt after dispatch by courier or by certified or registered mail, postage prepaid, to the party to whom the notice is given. Notices shall be given at the address under the signature of the appropriate party to this Option Agreement or to such other address as such party may designate by giving notice to the other party to this Option Agreement.

        EXECUTED as of the 15th day of September, 1994.

                                       EL CHICO RESTAURANTS, INC.


                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________

                                       12200 Stemmons Freeway
                                       Suite 100
                                       Dallas, Texas 75234
                                       Attn:  General Counsel


                                       OPTIONEE:



                                       _________________________________________
                                       Name:____________________________________

                                       Address:   ______________________________
                                                  ______________________________
                                                  ______________________________

P R O X Y

                          EL CHICO RESTAURANTS, INC.
                                12200 STEMMONS
                                  SUITE 100
                             DALLAS, TEXAS  75234
                     THIS PROXY IS SOLICITED ON BEHALF OF
                            THE BOARD OF DIRECTORS

The undersigned hereby appoints Clayton Killam and Susan Holland and each of them, as proxies, with power to appoint substitutes, and hereby authorizes each of them to represent and vote, as designated below, all of the shares of the common stock, par value $.01 per share, of El Chico Restaurants, Inc. (the "Company") held of record by the undersigned at the close of business on April 13, 1995, at the Annual Meeting of Shareholders to be held on May 24, 1995, and any adjournment(s) thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2 AND AT THE DISCRETION OF THE PROXIES WITH RESPECT TO ANY OTHER MATTER THAT IS PROPERLY BROUGHT BEFORE THE MEETING.

                                                                     -----------
                                                                     SEE REVERSE
                                                                         SIDE
                                                                     -----------

/X/  Please mark your                                        SHARES IN YOUR NAME
     votes as in this example.


                                                       FOR   WITHHOLD                                       FOR   AGAINST   ABSTAIN
1. Proposal to elect as directors of the Company       / /      / /     2. Proposal to consider, approve    / /     / /       / /
   the following persons, to hold office until                             and ratify the grant of stock
   the next Annual Meeting of Shareholders of the                          options to each non-employee
   Company or until their respective successors                            director.
   have been duly elected and shall have qualified:                                                               FOR   WITHHOLD
   Wallace A. Jones, John A. Cuellar, Carmen C.                         3. In their discretion, the proxies       / /     / /
   Summers, Grahame N. Clark, Jr., Jack D. Knox,                           are authorized to vote upon such
   Joseph V. Mariner, Jr., Joseph S. Thomson.                              other business as may properly
                                                                           come before the meeting.
(Instruction: To withhold authority to vote for any
individual nominee, write that nominee's name on the
space provided below.)

___________________________________________________
                                                                                    Please sign exactly as name appears on your
                                                                                    stock certificate(s). When shares are held
                                                                                    by joint tenants or tenants in common, both
                                                                                    should sign below. When signing as attorney,
                                                                                    executor, administrator, receiver, trustee
                                                                                    or guardian, please so specify below. When
                                                                                    signing as a corporation, please sign in
                                                                                    full corporate name and have signed by the
SIGNATURE(S)_____________________________________________ DATE_________________     president or other duly authorized officer(s).
                                                                                    If a partnership, please have signed in the
SIGNATURE(S)_____________________________________________ DATE_________________     partnership name by the authorized person(s).

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED EVELOPE.
